CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Adriatic Holdings Limited registration statement, on Form SB-2 (Amendment No. 4), of our report dated March 9, 2001, accompanying the financial statements of Adriatic Holdings Limited as of and for the years December 31, 2000 and 1999 and the period from inception (July 9, 1998) through December 31, 1998 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

                                       SPICER, JEFFRIES & CO.

Denver, Colorado
April 6, 2001